Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
9 3/4% Senior Notes due 2015
OF
INVACARE CORPORATION

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates of the Company’s (as defined below) issued and outstanding unregistered 9 3/4% Senior Notes Due 2015 (the “Old Notes”) are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Initial Notes” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Overnight Courier:	By Registered or Certified Mail:	By Hand:

Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attn: Reorg	Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Reorg	Corporate Trust Operations Northstar East Bldg. — 12th Floor 608 2nd Avenue South Minneapolis, MN 55402 Attn: Reorg

By Facsimile:	To Confirm by Telephone:

(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128 or (612) 667-9764 Attn: Bondholder Communications

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Invacare Corporation, an Ohio corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus dated          , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Initial Notes.”

Aggregate Principal Amount Tendered:

Certificate No(s). (if available):

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: _ _

Date: _ _

Name(s) of Registered Holder(s):

Address(es):

Area Code and Telephone Number(s):

Signature(s): _ _

THE GUARANTEE BELOW MUST BE COMPLETED
GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Note tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Note to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes(s) tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: _ _

Address: _ _

(Zip Code)

Area Code and Telephone Number:

(Authorized Signature)

Title: _ _

Name: _ _
(Please type or print)

Date: _ _

NOTE:  DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.